Exhibit 10.19

F5 NETWORKS, INC.
2014 INCENTIVE PLAN
AWARD AGREEMENT
(Accelerated Vesting)

Pursuant to the terms of its 2014 Incentive Plan (the “Plan”), F5 Networks, Inc., a Washington corporation (the “Company”), has granted you an award (the “Award”) (either a non-statutory stock option to purchase shares of the Company’s Common Stock (an “Option”) or stock units representing the right to receive shares of the Company’s Common Stock (“Stock Units”) as set forth in the Notice of Grant of Stock Options or Stock Units (the “Grant Notice”)) on the terms and conditions as set forth in this 2014 Incentive Plan Award Agreement (this “Agreement”), the Grant Notice (which is incorporated herein by reference) and the Plan (which is incorporated herein by reference). Capitalized terms used but not defined in this Agreement shall have the meanings specified in the Plan.
IN CONSIDERATION OF THE MUTUAL PROMISES SET FORTH BELOW, THE PARTIES AGREE AS FOLLOWS:
1.    Grant of Award; Grant Date. The Company has granted you an Award to purchase (in the case of an Option) or to be issued (in the case of Stock Units) the total number of shares of Common Stock of the Company as set forth in the Grant Notice (the “Award Shares”) on the terms and conditions set forth in this Agreement, the Grant Notice and the Plan, including in the case of an Option at the exercise price per share of Common Stock set forth in the Grant Notice (the “Award Price”). The number and kind of Award Shares and the Award Price may be adjusted in certain circumstances in accordance with Section 15 of the Plan.
2.    Vesting and Exercise or Settlement of Stock.
2.1.    Options.
(a)    The Option will vest and become exercisable during its term in accordance with the vesting schedule set forth in the Grant Notice and with the applicable provisions of the Plan and this Agreement. Vesting will cease upon the termination of your Continuous Service except as otherwise set forth in the Plan or this Agreement.
(b)    The vested and exercisable portion of the Option may be exercised during its term (as set forth in Section 6) electronically as directed by the Company or by delivering a Notice of Exercise (in a form designated by the Company), together with the Award Price (payable in the manner set forth in Section 3) to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.
(c)    By exercising the Option, you agree that, as a condition to any exercise of the Option, the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of the Option or (2) the disposition of shares acquired upon such exercise.
2.2.    Stock Units. The Stock Units will be settled as to the number of shares vesting on each date that Stock Units vest (a “Vesting Date”) as soon as practicable after such Vesting Date, meaning that the Company will (subject to your obligations to satisfy the requirements of Sections 5 and 9) issue to you as soon as practicable after such Vesting Date the number of shares vesting on such Vesting Date and the Award will thereafter remain in effect only as to the number of unvested shares of Common Stock remaining subject thereto.
2.3.    Accelerated Vesting. Notwithstanding the vesting provisions set forth in the Grant Notice and in lieu of Section 15(c) of the Plan, in the event of a “Change of Control” as defined in the Change of Control Agreement form filed with the Securities and Exchange Commission by the Company on May 4, 2009 as an exhibit to the Company’s Form 8-K (“Change of Control”), the vesting of 100% of the shares of Common Stock subject to the Award (and if applicable, the time during which the Award may be exercised or settled) shall be accelerated in full, and to the extent the Award is not continued in connection with the Change of Control because it is either not assumed or not substituted for similar awards of a surviving or acquiring entity, the Award shall terminate if not exercised at or prior to the closing of the Change of Control provided an opportunity to exercise the Award (or a cashout of the Award for the excess of the fair market value reflecting the Change of Control over the exercise price) has been provided.
3.    Method of Payment of the Option Award Price. Payment of the Award Price is due in full upon exercise of all or any part of the Option. You may elect to make payment of the Award Price by any of the methods, or combination thereof, described in the Plan, provided that the Board may, in its sole discretion, refuse to accept a particular form of consideration at the time of exercise of any Option, or agree to accept any other form of legal consideration.
4.    Whole Shares. The Award may only be exercised or settled for whole shares.
5.    Compliance with Law. Notwithstanding anything to the contrary contained herein, the Award may not be exercised or settled unless the shares issuable upon exercise or settlement of the Award are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise or settlement of the Award must also comply with other applicable laws and regulations governing the Award. In addition, unless there is an exemption from any registration, qualification or other legal requirement applicable to the shares of Common Stock, the Company shall not be required to deliver any shares issuable upon exercise or settlement of the Award prior to the completion of any registration, qualification or approval of the shares with any governmental regulatory body, or any non-U.S. or U.S. local, state or federal governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Award may not be exercised or settled, and the Company will have no liability for failure to issue shares of Common Stock upon exercise or settlement of the Award, if the Company determines that the exercise or settlement would not be in material compliance with such laws and regulations.
6.    Term and Termination of Award.
6.1.    Options. Subject to earlier termination as required under Section 14 or 15 of the Plan, the term of the Option commences on the Grant Date and expires upon the earliest of the following:
(a)    three (3) months after the termination of your Continuous Service for any reason other than death or Disability, provided that if during any part of such three-month period the Option is not exercisable solely because of the condition set forth in Section 5, the Option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service;
(b)    twelve (12) months after the termination of your Continuous Service due to Disability;
(c)    eighteen (18) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates for reason other than Cause;
(d)    the Expiration Date indicated in the Grant Notice; or
(e)    the tenth (10th) anniversary of the Grant Date.
6.2.    Stock Units. In the event your Continuous Service terminates, any Stock Units and the shares of Common Stock subject thereto (that have not vested on or before termination of your Continuous Service) shall be forfeited.
6.3.    Continuous Service. For purposes of the Award, your Continuous Service will be considered terminated as of the date you are no longer actively providing services to the Company or one of its Affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are providing services or the terms of your employment agreement, if any), and your right to vest in the Award under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., your Continuous Service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are providing services or the terms of your employment agreement, if any); the Board shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of your Award (including whether you may still be considered to be providing services while on a leave of absence).

7.    Transferability. The Award is not transferable, except by will or by the laws of descent and distribution. Options are exercisable during your life only by you. Shares of Common Stock issued upon vesting of a Stock Unit are issuable during your life only to you.
8.    Not a Service Contract. This Agreement is not an employment or service contract, and nothing in this Agreement shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in this Agreement shall obligate the Company or an Affiliate, their respective shareholders, Board, officers or employees to continue any relationship that you might have as a director or consultant for the Company or an Affiliate.
9.    Withholding Obligations.
9.1.    At the time the Option is exercised, in whole or in part, or shares of Common Stock are issued upon settlement of Stock Units or at any relevant tax withholding event, you hereby authorize withholding from payroll and any other amounts payable to you, or otherwise agree to make adequate provision for (including by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company or a mandatory sale to cover taxes program), any sums required to satisfy non-U.S. and U.S. federal, state and local tax withholding obligations of the Company or an Affiliate, which arise in connection with the Award.
9.2.    The Option is not exercisable and shares of Common Stock are not issuable upon settlement of Stock Units unless the tax withholding obligations of the Company or any Affiliate are satisfied. Accordingly, you may not be able to exercise the Option or receive shares of Common Stock upon settlement of Stock Units even though the Award is vested.
10.    Sell to Cover; Aggregation of Sale Orders. In a sale of shares of Common Stock of the Company to cover tax withholding obligations, you understand that such sales will be made through E*TRADE Financial Services, Inc. or such other stock plan service provider as may be selected by the Company in the future. With respect to each customer for whose account there is entered a “sell” order at roughly the same point in time, E*TRADE Financial Services, Inc. or such other stock plan service provider, may execute such trades at different prices over a period of time, which may include multiple trading days, in which case it may, but is not required to, aggregate the proceeds of all such trades and credit each customer’s account to reflect the average price obtained over that period of time, rather than at the potentially higher or lower price obtained with respect to the sale of a specific share of Common Stock of the Company. You hereby acknowledge this protocol and consent to such aggregation of your sale order and such crediting of your account with the average price obtained during the relevant period of time.
11.    Professional Advice. The acceptance and exercise or settlement of the Award and the sale of Award Shares has consequences under non-U.S. and U.S. federal and state tax and securities laws which may vary depending upon your individual circumstances. Accordingly, you acknowledge that you have been advised to consult your personal legal and tax advisor in connection with this Agreement and your dealings with respect to the Award and the Award Shares. You further acknowledge that the Company has made no warranties or representations to you with respect to the tax consequences of the grant and exercise or settlement of the Award or the sale of the Award Shares and you are in no manner relying on the Company or its representatives for an assessment of such consequences.
12.    Governing Plan Document. Your Award is subject to all applicable provisions of the Plan, which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.
13.    Damages. You shall be liable to the Company for all costs and damages, including incidental and consequential damages, resulting from a disposition of Award Shares which is not in conformity with the provisions of this Agreement.
14.    Governing Law and Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington excluding those laws that direct the application of the laws of another jurisdiction. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of King County, Washington, or the federal courts for the United States for the Western District of Washington, and no other courts, where your Award is made and/or to be performed.
15.    Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
16.    Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
17.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on your participation in the Plan, the Award and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
18.    Notices. All notices and other communications under this Agreement shall be in writing. Unless and until you are notified in writing to the contrary, all notices, communications, and documents directed to the Company and related to the Agreement, if not delivered by hand, shall be mailed, addressed as follows:
F5 Networks, Inc.
801 5th Avenue
Seattle, WA 98104
Unless and until the Company is notified in writing to the contrary, all notices, communications, and documents intended for you and related to this Agreement, if not delivered by hand, shall be mailed to your last known address as shown on the Company’s books. Notices and communications shall be mailed by first class mail, postage prepaid. All mailings and deliveries related to this Agreement shall be deemed received when actually received, if by hand delivery, and five (5) business days after mailing, if by mail.
19.    Amendment of this Agreement. The Board at any time, and from time to time, may amend the terms of this Agreement; provided, however, that the rights under this Agreement shall not be materially impaired by any such amendment unless (i) the Company requests your consent and (ii) you consent in writing; provided, however, that the Company may amend the terms of the Agreement without your consent pursuant to Section 17, if it determines that such amendment is necessary for legal reasons.
20.    Non-U.S. Participants. Notwithstanding any provisions in this Agreement, if you are a resident or citizen of, or are working in, a country outside the United States at any time during the life of the Award, your participation in the Plan shall be subject to such special terms and conditions for your country as the Company determines. Moreover, if you transfer residence and/or employment to, or are considered a citizen or resident for local law purposes of, a country outside the United States, the special terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.
21.    Waiver. You acknowledge that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by you or any other Participant.
22.    Insider Trading Restrictions/Market Abuse Laws. You acknowledge that you may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including the United States and, if different, your country, your broker’s country or the country where the shares of Common Stock are listed, which may affect your ability to accept or otherwise acquire, or sell, attempt to sell or otherwise dispose of, shares of Common Stock or rights to shares of Common Stock (e.g., Stock Units) under the Plan or rights linked to the value of the shares of Common Stock during such times as you are considered to have “inside information” regarding the Company (as defined by the laws or regulations in the applicable jurisdiction) or the trade in shares of Common Stock or the trade in rights to shares of Common Stock under the Plan. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you place before you possessed inside information. Furthermore, you could be prohibited from (i) disclosing the inside information to any third party (other than on a

“need to know” basis) and (ii) “tipping” third parties or otherwise causing them to buy or sell securities: keeping in mind that the term “third parties” includes fellow employees. Any restrictions under these laws or regulations may be separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You acknowledge that it is your responsibility to comply with any applicable restrictions, and you should speak to your personal advisor on this matter.